EXHIBIT 99.1

Gartner	Press Release
Gartner Reports First Quarter 2023 Financial Results
Total Contract Value $4.5 billion, +10.4% YoY FX Neutral

FIRST QUARTER 2023 HIGHLIGHTS

•Revenues: $1.4 billion, +11.6% as reported; +14.3% FX neutral.
•Net income: $296 million, +71.5% as reported; adjusted EBITDA: $379 million, +15.3% as reported, +19.1% FX neutral.
•Diluted EPS: $3.68, +76.9%; adjusted EPS: $2.88, +23.6%.
•Operating cash flow: $165 million; free cash flow: $144 million.
•Repurchased 0.3 million common shares for $107 million.

STAMFORD, Conn., May 2, 2023 — Gartner, Inc. (NYSE: IT) today reported results for the first quarter of 2023 and updated its financial outlook for the full year 2023. Additional information regarding the Company’s results as well as an updated 2023 financial outlook is provided in an earnings supplement available on the Company’s Investor Relations website at https://investor.gartner.com.

Gene Hall, Gartner’s Chief Executive Officer, commented, “Gartner delivered another strong quarter with double digit growth in contract value, revenue, Adjusted EBITDA, and Adjusted EPS. We are increasing our guidance for 2023 and are well prepared for a wide range of economic scenarios.”

CONFERENCE CALL INFORMATION

The Company will host a webcast call at 8:00 a.m. Eastern time on Tuesday, May 2, 2023 to discuss the Company’s financial results. Listeners can access the webcast live at https://edge.media-server.com/mmc/p/vygfwj5e. To participate actively in the live call via dial-in, please register at https://register.vevent.com/register/BI55d069a5a8584c309c335504ec9e6c2c. Once registered, participants will receive a dial-in number and a unique PIN to access the call. A replay of the webcast will be available on the Company’s website for approximately 30 days following the call.

CONSOLIDATED RESULTS HIGHLIGHTS

(Unaudited; $ in millions, except per share amounts)	Three Months Ended
	March 31,			Inc/(Dec)
	2023	2022	Inc/(Dec)	FX Neutral
GAAP Metrics:
Revenues	$1,409	$1,263	11.6%	14.3%
Net income	296	173	71.5%	na
Diluted EPS	3.68	2.08	76.9%	na
Operating cash flow	165	168	(1.9)%	na

Non-GAAP Metrics:
Adjusted EBITDA	$379	$329	15.3%	19.1%
Adjusted EPS	2.88	2.33	23.6%	na
Free cash flow	144	150	(4.6)%	na
na=not available.

CONTRACT VALUE HIGHLIGHTS

•Global Technology Sales Contract Value (GTS CV): $3.5 billion, +8.9% YOY FX Neutral
•Global Business Sales Contract Value (GBS CV): $1.0 billion, +16.3% YOY FX Neutral, excluding the previously disclosed divestiture

SEGMENT RESULTS HIGHLIGHTS

Our segment results for the three months ended March 31, 2023 were as follows:

(Unaudited; $ in millions)
	Research	Conferences	Consulting
Revenues	$1,217	$65	$127
Inc/(Dec)	7.1%	524%	9.5%
Inc/(Dec) - FX neutral	9.5%	544%	14.1%
Gross contribution	$900	$27	$51
Inc/(Dec)	5.9%	nm	(0.4)%
Contribution margin	73.9%	41.4%	40.0%
nm=not meaningful.

Additional details regarding our segment results can be obtained from the earnings supplement, our quarterly report on Form 10–Q filed with the SEC on May 2, 2023 and our webcast.

Certain financial metrics contained in this Press Release are considered non-GAAP financial measures. Definitions of these non-GAAP financial measures are included in this Press Release under “Non-GAAP Financial Measures” and the related reconciliations are under “Supplemental Information — Non-GAAP Reconciliations.” In this Press Release, some totals may not add due to rounding. The percentage changes are based on the unrounded whole number and recalculation based on millions may yield a different result.

ABOUT GARTNER

Gartner, Inc. (NYSE: IT) delivers actionable, objective insight to executives and their teams. Our expert guidance and tools enable faster, smarter decisions and stronger performance on an organization’s mission-critical priorities.

CONTACTS

David Cohen
SVP, Investor Relations, Gartner
+1 203.316.6631

investor.relations@gartner.com

FORWARD LOOKING STATEMENTS

Statements contained in this press release regarding the Company’s growth and prospects, projected financial results, long-term objectives, and all other statements in this release other than recitation of historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors that may cause actual results to be materially different. Such forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: the impact of general economic conditions, including inflation (and related monetary policy by governments in response to inflation), on economic activity and our operations; changes in macroeconomic and market conditions and market volatility, including interest rates and the effect on the credit markets and access to capital; the impact of global economic and geopolitical conditions, including inflation, recession and the COVID-19 pandemic; our ability to carry out our strategic initiatives and manage associated costs; our ability to recover potential claims under our event cancellation insurance; the timing of conferences and meetings, in particular our Gartner Symposium/Xpo series that normally occurs during the fourth quarter; our ability to achieve and effectively manage growth, including our ability to integrate our acquisitions and consummate and integrate future acquisitions; our ability to pay our debt obligations; our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent, especially in light of increasing labor competition; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce and protect our intellectual property rights; additional risks associated with international operations, including foreign currency fluctuations; the impact on our business resulting from changes in international conditions, including those resulting from the war in Ukraine and current and future sanctions imposed by governments or other authorities; the impact of restructuring and other charges on our businesses and operations; cybersecurity incidents; risks associated with the creditworthiness, budget cuts, and shutdown of governments and agencies; our ability to meet ESG commitments; the impact of changes in tax policy (including the recently enacted Inflation Reduction Act of 2022) and heightened scrutiny from various taxing authorities globally; changes to laws and regulations; and other risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which can be found on Gartner’s website at https://investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”) and as such are considered non-GAAP financial measures. We provide these measures to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP. The non-GAAP financial measures used in this Press Release are defined below.

Adjusted EBITDA and Adjusted EBITDA Margin: Represents GAAP net income (loss) adjusted for: (i) interest expense, net; (ii) tax provision (benefit); (iii) gain on event cancellation insurance claims, as applicable; (iv) gain/loss on divestitures, as applicable; (v) other (income) expense, net; (vi) stock-based compensation expense; (vii) depreciation, amortization, and accretion; (viii) loss on impairment of lease related assets, as applicable; and (ix) acquisition and integration charges and certain other non-recurring items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by GAAP Revenue. We believe Adjusted EBITDA and Adjusted EBITDA Margin are important measures of our recurring operations as they exclude items not representative of our core operating results.

Adjusted Net Income: Represents GAAP net income (loss) adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include: (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and other non-recurring items; (iii) gain on event cancellation insurance claims, as applicable; (iv) gain/loss on divestitures, as applicable; (v) loss on impairment of lease related assets, as applicable; (vi) the non-cash (gain) loss on de-designated interest rate swaps, as applicable; and (vii) the related tax effect. We believe Adjusted Net Income is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Adjusted EPS: Represents GAAP diluted EPS adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include on a per share basis: (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and other non-recurring items; (iii) gain on event cancellation insurance claims, as applicable; (iv) gain/loss on divestitures, as applicable; (v) loss on impairment of lease related assets, as applicable; (vi) the non-cash (gain) loss on de-designated interest rate swaps, as applicable; and (vii) the related tax effect. We believe Adjusted EPS is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Free Cash Flow: Represents cash provided by operating activities determined in accordance with GAAP less payments for capital expenditures. We believe Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that may be available to be used to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Foreign Currency Neutral (FX Neutral): We provide foreign currency neutral dollar amounts and percentages for our contract values, revenues, certain expenses, and other metrics. These foreign currency neutral dollar amounts and percentages eliminate the effects of exchange rate fluctuations and thus provide a more accurate and meaningful trend in the underlying data being measured. We calculate foreign currency neutral dollar amounts by converting the underlying amounts in local currency for different periods into U.S. dollars by applying the same foreign exchange rates to all periods presented.

SUPPLEMENTAL INFORMATION - NON-GAAP RECONCILIATIONS

The tables below provide reconciliations of certain Non-GAAP financial measures used in this Press Release with the most directly comparable GAAP measure. See “Non-GAAP Financial Measures” above for definitions of these measures.

Reconciliation - GAAP Net Income to Adjusted EBITDA

(Unaudited; $ in millions)
	Three Months Ended March 31,
	2023	2022
GAAP net income	$296	$173
Interest expense, net	27	31
Gain on event cancellation insurance claims (a)	(3)	—
Other expense (income), net	2	(29)
Tax provision	85	43
Operating income	408	217
Adjustments:
Stock-based compensation expense (b)	45	32
Depreciation, amortization and accretion (c)	47	49
Loss on impairment of lease related assets (d)	9	24
Acquisition and integration charges and other non-recurring items (e)	10	7
Gain from sale of divested operation (f)	(139)	—
Adjusted EBITDA	$379	$329

(a)	Consists of the gain on event cancellation insurance claims for events cancelled in 2020.
(b)	Consists of costs for stock-based compensation awards.
(c)	Includes depreciation expense, amortization of intangibles and accretion on asset retirement obligations.
(d)	Includes impairment loss for lease related assets.
(e)	Consists of direct and incremental expenses related to acquisitions and divestitures, facility-related exit costs and other non-recurring items.
(f)	Consists of the gain from the sale of our February 2023 divestiture.

Reconciliation - GAAP Net Income and GAAP Net Income per Diluted Share to Adjusted Net Income and Adjusted EPS

(Unaudited; $ in millions, except per share amounts)
	Three Months Ended March 31,
	2023		2022
	Amount	Per Share	Amount	Per Share
GAAP net income and GAAP net income per diluted share	$296	$3.68	$173	$2.08
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	23	0.28	25	0.30
Acquisition and integration charges and other non-recurring items (b), (c)	11	0.14	8	0.10
Gain on event cancellation insurance claims (d)	(3)	(0.04)	—	—
Gain from sale of divested operation (e)	(139)	(1.74)	—	—
Loss on impairment of lease related assets (f)	9	0.11	24	0.29
Loss (gain) on de-designated interest rate swaps (g)	1	0.02	(30)	(0.36)
Tax impact of adjustments (h)	34	0.43	(7)	(0.08)
Adjusted net income and Adjusted EPS (i)	$231	$2.88	$193	$2.33

(a)	Consists of non-cash amortization from acquired intangibles.
(b)	Consists of direct and incremental expenses related to acquisitions and divestitures, facility-related exit costs and other non-recurring items.
(c)
Includes the amortization and write-off of deferred financing fees, which are recorded in Interest expense, net in the Company’s accompanying Condensed Consolidated Statements of Operations and in the Adjusted EBITDA table above.

(d)	Consists of the gain on event cancellation insurance claims for events cancelled in 2020.
(e)	Consists of the gain from the sale of our February 2023 divestiture.
(f)	Includes impairment loss for lease related assets.
(g)	Represents the fair value adjustment for interest rate swaps after de-designation.
(h)	The blended effective tax rates on the adjustments were approximately 34.8% and 24.0% for the three months ended March 31, 2023 and 2022, respectively.
(i)	Adjusted EPS was calculated based on 80.3 million and 83.0 million diluted shares for the three months ended March 31, 2023 and 2022, respectively.

Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow

(Unaudited; $ in millions)
	Three Months Ended March 31,
	2023	2022
GAAP cash provided by operating activities	$165	$168
Cash paid for capital expenditures	(21)	(17)
Free Cash Flow	$144	$150

GARTNER, INC.

Condensed Consolidated Statements of Operations

(Unaudited; in millions, except per share data)

	Three Months Ended
	March 31,
	2023	2022
Revenues:
Research	$1,217.3	$1,136.3
Conferences	64.6	10.4
Consulting	127.0	116.0
Total revenues	1,408.9	1,262.7
Costs and expenses:
Cost of services and product development	435.1	377.0
Selling, general and administrative	657.1	618.0
Depreciation	23.9	23.2
Amortization of intangibles	22.7	25.1
Acquisition and integration charges	1.4	2.2
Gain from sale of divested operation	(139.3)	—
Total costs and expenses	1,000.9	1,045.5
Operating income	408.0	217.2
Interest expense, net	(27.4)	(31.4)
Gain on event cancellation insurance claims	3.1	—
Other (expense) income, net	(2.4)	29.2
Income before income taxes	381.3	215.0
Provision for income taxes	85.5	42.5
Net income	$295.8	$172.5

Net income per share:
Basic	$3.72	$2.10
Diluted	$3.68	$2.08
Weighted average shares outstanding:
Basic	79.5	82.0
Diluted	80.3	83.0

Source: Gartner, Inc.

Gartner-IR